Exhibit 10.1
PPL WEM HOLDINGS PLC
$960,000,000
$460,000,000 3.900% Senior Notes Due 2016
$500,000,000 5.375% Senior Notes Due 2021
PURCHASE AGREEMENT
April 18, 2011
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010-3629
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
RBS Securities Inc.
600 Washington Boulevard
Stamford, CT 06901
As Representatives of the several Purchasers listed on Schedule A hereto
Ladies and Gentlemen:
1. Introductory. PPL WEM Holdings plc, a public limited company organized under the laws of England and Wales (the “Company”), agrees with the several purchasers named in Schedule A hereto (the “Purchasers”), for whom you are acting as representatives (the “Representatives”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$460,000,000 aggregate principal amount of its 3.900% Senior Notes due 2016 (the “2016 Notes”) and U.S.$500,000,000 aggregate principal amount of its 5.375% Senior Notes due 2021 (the “2021 Notes” and, together with the 2016 Notes, the “Offered Securities”), to be issued under an indenture, to be dated as of or before the Closing Date (as defined below), as supplemented by Supplemental Indenture No. 1, to be dated as of or before the Closing Date (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company hereby agrees with the several Purchasers as follows:
2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:
(a) Offering Memoranda; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum (each as defined below).
For purposes of this Agreement:
“Applicable Time” means 5:30 pm (New York time) on the date of this Agreement.
“Closing Date” has the meaning set forth in Section 3 hereof.
“Commission” means the United States Securities and Exchange Commission.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Final Offering Memorandum” means the final offering memorandum relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).
“Free Writing Communication” means a written communication (as such term is defined in Rule 405 of the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.
“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified as included in the General Disclosure Package in Schedule B hereto.
“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.
“Preliminary Offering Memorandum” means the preliminary offering memorandum, dated April 18, 2011, relating to the Offered Securities to be offered by the Purchasers.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securities Laws” means, collectively, the Securities Act, the Exchange Act and the Rules and Regulations.
“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule C hereto.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.
(b) Disclosure. As of the date thereof and the Closing Date, the Final Offering Memorandum does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(c) Good Standing of the Company. The Company has been duly organized, is validly existing as a public limited company under the laws of England and Wales, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and does not transact business in any jurisdiction other than the United Kingdom.
(d) Subsidiaries. Each of Western Power Distribution (East Midlands) plc (“WPD East Midlands”) and Western Power Distribution (West Midlands) plc (“WPD West Midlands”) has been duly incorporated and is existing under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and does not transact business in any jurisdiction other than in the United Kingdom; all of the issued and outstanding capital stock of WPD East Midlands and WPD West Midlands has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of WPD East Midlands and WPD West Midlands, directly or through subsidiaries, is owned free from liens, encumbrances and defects; except as set out on Schedule D hereto, the Company has no direct and indirect subsidiaries.
(e) Financial Statements. The audited combined financial statements for the entities set out on Schedule E hereto (collectively, the “WPD Midlands Group”), together with the related notes and schedules, set forth in the General Disclosure Package and the Final Offering Memorandum have been prepared in all material respects in accordance with generally accepted accounting principles in the United Kingdom (“UK GAAP”) consistently applied throughout the periods involved, except as disclosed therein. The assumptions used in preparing the pro forma financial statements included in the General Disclosure Package and the Final Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
(f) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g) Securities. The Offered Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company; when the Offered Securities have been (A) authenticated and delivered by the Trustee in the manner provided for in the Indenture and (B) issued and delivered by the Company against payment of the consideration therefor as provided in this Agreement, the Offered Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), such laws and principles of equity being hereinafter called, collectively the “Enforceability Exceptions”; the Offered Securities will be in the form established pursuant to, and will be entitled to the benefits of, the Indenture; and the Offered Securities will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Final Offering Memorandum.
(h) Indenture. The Indenture has been duly authorized by the Company and at the Closing Date, the Indenture will have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Indenture by the other parties thereto, the Indenture will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms except to the extent limited by the Enforceability Exceptions and the Indenture will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Final Offering Memorandum.
(i) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will not be an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended.
(j) Absence of Manipulation; General Solicitation. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Offered Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
(k) No Directed Selling Efforts. None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Purchasers.
(l) No Registration. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 below and their compliance with their agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act or to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended.

(m) Rule 144A. The Offered Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
(n) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any United States federal, state or local, or United Kingdom governmental agency or body or any United States federal, state or local, or United Kingdom, court is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Offered Securities by the Company, or the performance by the Company of its obligations hereunder or thereunder, except for (i) such as have been obtained, (ii) such as may be required under the Blue Sky laws of any jurisdiction or (iii) as required under the rules and regulations of the Luxembourg Stock Exchange (the “LSE”) with respect to the listing thereon of the Offered Securities.
(o) Absence of Defaults and Conflicts Resulting from Transaction. Neither the execution and delivery of this Agreement nor the transactions contemplated by this Agreement and the Indenture (nor any supplements thereto) in connection with the offering, issuance and sale of the Offered Securities, will violate or breach, or constitute a default under, (i) any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, (ii) any of the terms and provisions of the memorandum of association or public limited company articles of association of the Company or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, including but not limited to the Electricity Distribution License of WPD East Midlands and WPD West Midlands, respectively, except in the case of clauses (i) and (iii) above, for such violations, breaches or defaults that would not individually or in the aggregate have a material adverse effect on the ability of the Company to perform its obligations hereunder.
(p) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of all licenses (“Licenses”) required to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Offering Memorandum to be conducted by them, except where the failure to possess such Licenses would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, after having made reasonable inquiry, neither the Company nor its subsidiaries have received any statutory notices of proposed license revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(q) Internal Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s authorizations and transactions are recorded as necessary to permit preparation of financial statements.
(r) No Material Adverse Change in Business. Since the respective dates as of which information is given in the General Disclosure Package and the Final Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has been no material adverse change, or event or occurrence that would result in a material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole.

(s) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act (i) has imposed (or has informed the Company or its subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Company’s or its applicable subsidiaries retaining any rating assigned to the Company or its applicable subsidiaries or any securities of the Company or its applicable subsidiaries that are so rated or (ii) has indicated to the Company or its subsidiaries that it is considering any of the actions described in Section 7(b)(ii) hereof.
(t) Unlawful Use of Funds. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has to the best of its knowledge (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Prevention of Corruption Act 1906 and the Prevention of Corruption Act 1916, as amended, or similar law of any other relevant jurisdiction where the Company conducts its business or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(u) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the money laundering statutes of the United Kingdom and the European Union, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(v) No Sanctions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(w) Use of Proceeds. The Company will use the net proceeds received in connection with the sale of the Offered Securities pursuant to this Agreement in the manner described in the “Use of Proceeds” section of the General Disclosure Package.
3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.295% of the principal amount of the 2016 Notes and 99.325% of the principal amount of the 2021 Notes, the respective aggregate principal amounts of the 2016 Notes and the 2021 Notes set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for the Depository Trust Company (“DTC”). The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more global Securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for DTC for the respective accounts of DTC participants, including the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), and registered in the name of Cede & Co., as nominee for DTC. The Restricted Global Securities and the Regulation S Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in the Restricted Global Securities and the Regulation S Global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Memorandum.
Payment for the 144A Securities and the Regulation S Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 99 Gresham Street, London, EC2V 7NG England at 9:00 A.M. (New York time) on April 21, 2011, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Restricted Global Securities representing all of the 144A Securities and (ii) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the Closing Date.
4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).
(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
(c) Each Purchaser severally represents, warrants and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.
(d) Each Purchaser severally represents, warrants and agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
(e) Each Purchaser severally represents, warrants and agrees that it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Offered Securities in connection with the offering and resale of the Offered Securities contemplated by this Agreement, except within the United States to persons whom it reasonably believes to be qualified institutional buyers in transactions pursuant to Rule 144A.
(f) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser severally represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State other than: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Purchaser or Purchasers nominated by the Company for any such offer; (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive. For the purposes of this Section 4(f), the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(g) Each Purchaser severally represents, warrants and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial Services and Markets Act 2000, the “FSMA”) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:
(a) It will furnish to each of the Purchasers, without charge, copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and any supplements and amendments thereto as you may reasonably request.
(b) Before amending or supplementing the Preliminary Offering Memorandum, any component of the General Disclosure Package or the Final Offering Memorandum, to furnish to the Purchasers a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Purchasers reasonably object in writing.
(c) If, during such period after the date hereof and prior to the date on which all of the Offered Securities shall have been sold by the Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when the General Disclosure Package or the Final Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the General Disclosure Package or the Final Offering Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchasers, either amendments or supplements to the General Disclosure Package or the Final Offering Memorandum so that the statements in the General Disclosure Package or Final Offering Memorandum, as applicable, as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package or the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the General Disclosure Package or Final Offering Memorandum, as applicable, as amended or supplemented, will comply with applicable law; provided that the expense of preparing and furnishing any such amendment or supplement (i) that is necessary in connection with such a delivery of the Final Offering Memorandum more than nine months after the date of this Agreement or (ii) that relates solely to the activities of any Purchaser shall be borne by the Purchaser or Purchasers or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company, advise the Company whether or not any Purchaser or dealer which shall have been selected by you retains any unsold Offered Securities and, for the purposes of this subsection (c), the Company shall be entitled to assume that the distribution of the Offered Securities has been completed when they are advised by you that no Purchaser or such dealer retains any Offered Securities.

(d) It will endeavor to, in cooperation with the Purchasers, qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchasers shall reasonably request; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or as a securities dealer, to file a general consent to service of process in any jurisdiction in which it is not so qualified, to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to meet any requirement in connection with this subsection (d) reasonably deemed by the Company to be unduly burdensome.
(e) To use its reasonable efforts to cause each series of the Offered Securities to be listed on the LSE for admission to trading on the Euro MTF Market of the LSE and if at any time following the listing of either series of the Offered Securities on the LSE, such securities cease to be so listed, to use its reasonable efforts to list such Offered Securities on another such recognized stock exchange reasonably satisfactory to the Purchasers.
(f) To pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company and under the Indenture, including all expenses (except as provided in Section 5(c) above) in connection with the preparation of the Preliminary Offering Memorandum and the Final Offering Memorandum, and any amendment or supplement thereto, and the furnishing of copies thereof to the Purchasers, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Offered Securities to the Purchasers, any fees and expenses relating to the eligibility and issuance of the Offered Securities in book-entry form and the cost of obtaining CUSIP numbers or other identification numbers for the Offered Securities, all taxes payable (not including any transfer taxes) upon the original issue of the Offered Securities and their sale to the Purchasers; (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and, except as provided in Section 5(c) above, the printing, reproduction and delivery of the Preliminary Offering Memorandum, the Final Offering Memorandum, the Indenture and any amendments or supplements thereto, and any other documents relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) any and all fees payable in connection with the rating of the Offered Securities; (iv) the Company’s costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the Company’s portion of the costs of any aircraft chartered in connection with the road show; (v) the qualification of the Offered Securities under the securities laws or Blue Sky laws of such jurisdictions as the Purchasers shall reasonably request in accordance with the provisions of Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Purchasers in connection with any Blue Sky or legal investment survey; and (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Offered Securities.

(g) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities in a manner which would require the registration under the Securities Act of the Offered Securities.
(h) The Company will not solicit any offer to buy or offer or sell the Offered Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
(i) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Offered Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions requirement of Regulation S.
(j) While any of the Offered Securities remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Offered Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.
(k) During the period of one year after the Closing Date the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Offered Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
(l) The Company will indemnify and hold harmless the Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. In addition, all payments to be made by the Company hereunder to any Purchaser shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by the United Kingdom or any governmental agency or body or other political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction” and such taxes, duties or governmental charges collectively “Taxes”) unless the Company is compelled by law to deduct or withhold such Taxes. In that event, the Company shall pay such additional amounts to the Purchaser as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such Taxes were imposed due to (i) such Purchaser or any agent thereof having any present or former connection with the Taxing Jurisdiction other than solely as a result of (A) the execution and delivery of, or performance of, its obligations under this Agreement, (B) receiving or paying for the Offered Securities or (C) receiving any payments hereunder or (ii) the failure of the Purchaser or its agents, as the case may be, upon the reasonable request of the Company, to provide within a reasonable period any form, certificate, document, or other information that is required under the law of the applicable Taxing Jurisdiction in order to reduce or eliminate such deduction or withholding of Taxes.

6. Free Writing Communications. (a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication, other than any Supplemental Marketing Material listed on Schedule C hereto.
(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum.
7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a) Accountants’ Comfort Letter. The Purchasers shall have received letters, in form and substance satisfactory to you, dated, respectively, the date hereof and the Closing Date, of each of PricewaterhouseCoopers LLP and Ernst & Young LLP confirming that they are independent accountants within the applicable rules and regulations adopted by the American Institute of Certified Public Accountants and containing statements and information of the type ordinarily included in accountants’ “comfort letters”.
(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) except as stated in the General Disclosure Package or the Final Offering Memorandum, any material adverse change, or event or occurrence that would result in a material adverse change, in the financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”) which, in the judgment of the Representatives, is material and adverse and makes it impractical and inadvisable to market the Offered Securities, (ii) any decrease in the ratings of the Offered Securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) under the Exchange Act, or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Offered Securities, (iii) any suspension of or material limitation of trading generally on the New York Stock Exchange, the Nasdaq Global Market or the London Stock Exchange, (iv) any suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (v) any general moratorium on commercial banking activities declared by U.S. Federal, New York State or United Kingdom authorities or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such outbreak, escalation declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Offered Securities, and in the case of any of the events specified in clauses (a)(i) through (vi), such event singly or together with any other such event makes it, in your judgment, impracticable and inadvisable to market the Offered Securities on the terms and in the manner contemplated in the Preliminary Offering Memorandum or the Final Offering Memorandum.

(c) Opinion of Special U.K. Counsel for the Company. The Purchasers shall have received an opinion, dated the Closing Date, of Allen & Overy LLP, Special U.K. legal counsel for the Company, in form and substance reasonably satisfactory to the counsel of the Purchasers, substantially to the effect set forth in Schedule F hereto.
(d) Opinion and Disclosure Letter of Counsel of Company. The Purchasers shall have received an opinion and negative assurance letter, dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel to the Company, in form and substance reasonably satisfactory to the counsel of the Purchasers, substantially to the effect set forth in Schedules G-1 and G-2 hereto. In rendering its opinion, Simpson Thacher & Bartlett LLP may rely as to matters involving English law upon the opinion of Allen & Overy LLP referred to above.
(e) Opinion of Counsel for Purchasers. The Purchasers shall have received from Davis Polk & Wardwell LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Davis Polk & Wardwell LLP may rely, as to matters involving the matters governed by English law, upon the opinions of Allen & Overy LLP and Simpson Thacher & Bartlett LLP referred to above.
(f) Officers’ Certificate. The Purchasers shall have received on the Closing Date a certificate, dated the Closing Date, of an executive officer and a principal financial or accounting officer of the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) since the date as of which information is given in the General Disclosure Package and the Final Offering Memorandum, there has not been any Material Adverse Change except as set forth or contemplated in the General Disclosure Package or the Final Offering Memorandum or in an amendment or supplement thereto or as described in such certificate.
(g) Transaction Documents. The Company shall have executed and the Purchasers shall have received fully executed and/or authenticated copies of the Indenture (including any supplements thereto).
The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.
8. Indemnification and Contribution. (a) The Company agrees that it will indemnify and hold harmless each Purchaser and the officers, directors, partners, members, employees, agents and affiliates of each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each “an indemnified party”), against any loss, expense, claim, damage or liability to which, jointly or severally, such indemnified party may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, or any Issuer Free Writing Communication (including, without limitation, any Supplemental Marketing Material), or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, except as hereinafter in this Section provided, the Company agrees to reimburse each indemnified party for any reasonable legal or other expenses as incurred by such indemnified party in connection with investigating or defending against any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company by or through the Representatives on behalf of any Purchaser expressly for use in any such document, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Purchaser, severally and not jointly, agrees that it will indemnify and hold harmless the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, or any Issuer Free Writing Communication (including, without limitation, any Supplemental Marketing Material), or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company by or through the Representatives on behalf of such Purchaser expressly for use in any such document, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Plan of Distribution”, the information in the third paragraph relating to certain terms of the offering of the Offered Securities, the information in the second sentence of the seventh paragraph relating to market-making activities of the Purchasers and the information in the eighth paragraph relating to stabilizing transactions, over-allotment transactions and syndicate covering transactions; and, except as hereinafter in this Section provided, each Purchaser, severally and not jointly, agrees to reimburse the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending against any such loss, expense, claim, damage or liability.
(c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 8, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 8. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent.

(d) If any Purchaser or person entitled to indemnification by the terms of subsection (a) of this Section 8 shall have given notice to the Company of a claim in respect thereof pursuant to subsection (c) of this Section 8, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 8 or if such claim is unavailable under controlling precedent, such Purchaser or person shall be entitled to contribution from the Company for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Purchaser or person is entitled, there shall be considered the relative benefits received by such Purchaser or person and the Company from the offering of the Offered Securities that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Purchaser or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers were treated as one entity for such purpose).
(e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.
(f) The indemnity and contribution provided for in this Section 8 and the representations and warranties of the Company and the several Purchasers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser or the Company or their respective directors or officers, (ii) the acceptance of any Offered Securities and payment therefor under this Agreement and (iii) any termination of this Agreement.
9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total aggregate principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the non-defaulting Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. In the event that any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder, the Company may by prompt written notice to non-defaulting Purchasers postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the General Disclosure Package or the Final Offering Memorandum or in any other documents, and the Company will promptly furnish any amendments or supplements to the General Disclosure Package or the Final Offering Memorandum which may thereby be made necessary. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability of any party to any other party except that the provisions of Sections 8, 10 and 15 shall at all times be effective and shall survive such termination. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (v) or (vi) of Section 7(b) or any combination of events specified in such clauses (iii), (v) and (vi), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers at Barclays Capital Inc. at 745 Seventh Avenue, New York, NY 10019, Facsimile: 646-834-8133, Attention: Syndicate Registration; Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, NY1-100-18-03, New York, NY 10036, Facsimile: 212-901-7881, Attention: High Grade Debt Capital Markets Transaction Management/Legal; RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, Facsimile: 203-873-4534, Attention: Debt Capital Markets Syndicate or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at PPL WEM Holdings plc at Avonbank Feeder Road, Bristol, United Kingdom BS2 0TB, Attention: Corporate Secretary, Facsimile +44-11-7933-2001; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit with respect to information required to be delivered to holders of the Offered Securities pursuant to the Indenture and in accordance with Rule 144A(d)(4) against the Company as if such holders were parties thereto.

13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.
14. Miscellaneous.
(a) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
(b) Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.
(c) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(d) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or their respective stockholders, creditors, employees or any other party, (c) no Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) and no Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) the Company waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, creditors or employees.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
17. U.S. Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company, by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
[Signature Pages Follow]

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours, PPL WEM HOLDINGS PLC
By:
Name:
Title:
[Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.
BARCLAYS CAPITAL INC.

By:
Name:
Title:
CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:
RBS SECURITIES INC.

By:
Name:
Title:
Acting on behalf of themselves
and as the Representatives of
the several Purchasers
[Purchase Agreement]

SCHEDULE A

	Aggregate	Aggregate
	Principal	Principal
	Amount of the	Amount of the
Purchaser	2016 Notes	2021 Notes

Credit Suisse Securities (USA) LLC	$92,000,000	$100,000,000
Merrill Lynch, Pierce, Fenner & Smith	$92,000,000	$100,000,000
Incorporated	$92,000,000	$100,000,000
RBS Securities Inc.	$55,200,000	$60,000,000
Barclays Capital Inc.	$46,000,000	$50,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	$31,050,000	$33,750,000
BNP Paribas Securities Corp.	$31,050,000	$33,750,000
Credit Agricole Securities (USA) Inc.	$31,050,000	$33,750,000
Scotia Capital (USA) Inc.	$31,050,000	$33,750,000
U.S Bancorp Investments, Inc.	$31,050,000	$33,750,000
Lloyds Securities Inc.	$19,550,000	$21,250,000

Total	$460,000,000	$500,000,000

SCHEDULE B
1.	Issuer Free Writing Communications (included in the General Disclosure Package):
1.	Final term sheet, dated April 18, 2011, a copy of which is attached hereto.

CONFIDENTIAL
PPL WEM HOLDINGS PLC
TERM SHEET
3.900% Senior Notes due 2016
5.375% Senior Notes due 2021

Issuer:	PPL WEM Holdings plc

Distribution:	Rule 144A without Registration Rights / Regulation S

Trade Date:	April 18, 2011

Expected Settlement Date:	April 21, 2011 (T+3)

Joint Book-Running Managers:	Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBS Securities Inc.
Banco Bilbao Vizcaya Argentaria, S.A.
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Scotia Capital (USA) Inc.
U.S Bancorp Investments, Inc.

Co-Manager:	Lloyds Securities Inc.

Security Description:	Senior Notes due 2016	Senior Notes due 2021

Aggregate Principal	$460 million	$500 million
Amount:

Expected Ratings	Baa3 (stable) /BBB-(stable)	Baa3 (stable) /BBB-(stable)
(Moody’s/S&P)*

Maturity Date:	May 1, 2016	May 1, 2021

Interest Payment Dates:	May 1 and November 1, commencing	May 1 and November 1, commencing
	November 1, 2011	November 1, 2011

Benchmark Treasury:	2.25% due March 31, 2016	3.625% due February 15, 2021

Benchmark Treasury Yield:	2.073%	3.378%

Spread to Benchmark	+185 basis points	+200 basis points
Treasury:

Yield to Maturity:	3.923%	5.378%

Coupon:	3.900% per annum	5.375% per annum

Offering Price:	99.895% of principal amount	99.975% of principal amount

Redemption Provisions:	Make-whole call, in whole or in part,	Prior to February 1, 2021 make-whole
	at 30 basis points, plus accrued and	call, in whole or in part, at T+35
	unpaid interest.	basis points, plus accrued and unpaid
interest.

On or after February 1, 2021,
callable, in whole or in part, at par
plus accrued and unpaid interest.

Tax Redemption:	In whole but not in part at par at any	In whole but not in part at par at any
	time in the event of a change in	time in the event of a change in
	certain withholding taxes	certain withholding taxes

Denominations:	$2,000 and integral multiples of $1,000	$2,000 and integral multiples of $1,000

CUSIP/ISIN:	144A: 69353U AB7 / US69353UAB70	144A: 69353U AA9 / US69353UAA97
	Reg S: G7208U AB7 / USG7208UAB73	Reg S: G7208U AA9 / USG7208UAA90

*
Note: a security rating is not a recommendation to buy, sell or hold securities, it may be revised or withdrawn at any time by the assigning rating organization and each rating presented should be evaluated independently of any other rating.

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may only be sold to qualified institutional buyers pursuant to Rule 144A or outside the united States to non-U.S. persons in compliance with Regulation S under the Securities Act.
This communication is intended for the sole use of the person to whom it is provided by the sender. This communication should be read in conjunction with the Issuer’s preliminary offering memorandum dated April 18, 2011 (the “Offering Memorandum”). The information in this communication supersedes the information in the Offering Memorandum to the extent it is inconsistent with the information in the Offering memorandum. This communication is qualified in its entirety by reference to the Offering Memorandum.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C
Supplemental Marketing Materials:
Investor Roadshow Presentation (April 2011)

SCHEDULE D
1.	Western Power Distribution (East Midlands) plc (formerly Central Networks East plc)

2.	WPD Midlands Holdings Limited (formerly Central Networks Limited)

3.	Western Power Distribution (West Midlands) plc (formerly Central Networks West plc)

4.	WPD Midlands Networks Services Limited (formerly Central Networks Services Limited)

5.	Cell Site Connection Services Limited (formerly Cell Site Services Limited)

6.	WPD Midlands Networks Contracting Limited (formerly Central Networks Contracting Limited)

7.	WPD Guernsey Limited

8.	WPD Limited

9.	Hyder Limited

10.	Hyder Share Scheme Trustee Limited

11.	Hyder Share Scheme Trustee (2) Limited

SCHEDULE E
1.	Western Power Distribution (East Midlands) plc (formerly Central Networks East plc)

2.	WPD Midlands Holdings Limited (formerly Central Networks Limited)

3.	Western Power Distribution (West Midlands) plc (formerly Central Networks West plc)

4.	WPD Midlands Networks Services Limited (formerly Central Networks Services Limited)

5.	Cell Site Connection Services Limited (formerly Cell Site Services Limited)

6.	WPD Midlands Networks Contracting Limited (formerly Central Networks Contracting Limited)

SCHEDULE F
Form of Opinion of Allen & Overy LLP,
Special U.K. Counsel for the Company
Dear Sirs,
PPL WEM Holdings plc (the Company) — Purchase Agreement between the Purchasers and the
Company dated _____ April, 2011 (the Agreement)
We have received instructions from the Company to provide a legal opinion in connection with:
(i)	the Agreement;

(ii)
an indenture and supplemental indenture no.1 thereto, each between the Company and the Trustee dated  _____ April, 2011 (both the indenture and the supplemental indenture no.1 together, the Indenture); and

(iii)
the issue and sale to the several Purchasers of U.S.$_____  aggregate principal amount of its  _____%Senior Notes due 2016 (the 2016 Notes) and U.S.$_____  aggregate principal amount of its  _____% Senior Notes due 2021 (the 2021 Notes and together with the 2016 Notes, the Offered Securities) to be issued under the Indenture.

The Agreement and the Indenture are together the Opinion Documents.
Definitions
Unless otherwise defined in this opinion, words defined in the Agreement have the same meaning when used in this opinion.
Documents and searches
For the purposes of this opinion we have examined the following documents:
(a)	a signed copy (including of counterparts if applicable) of each of the Agreement and the Indenture;

(b)	a certified copy of the memorandum and articles of association, certificate of incorporation of the Company and any certificates of incorporation on a change of name;

(c)	a certified copy of the minutes of a meeting of the board of directors of the Company held on April, 2011;

(d)
the statements in the General Disclosure Package in the Preliminary Offering Memorandum [in the section headed “Enforceability of Civil Liabilities”] and in the section headed “Certain Tax Considerations” (in respect of United Kingdom taxation only); and

(e)
a certificate of an executive officer and a principal financial or accounting officer of the Company in which such officers confirm to the best of their knowledge after reasonable investigation, amongst other things, that (i) the representations and warranties of the Company in the Agreement are true and correct in all material respects as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) since the date as of which information is given in the General Disclosure Package and the Final Offering Memorandum, there has not been any Material Adverse Change except as set forth or contemplated in the General Disclosure Package or the Final Offering Memorandum or in amendment or supplement thereto or as described in such certificate.

On ___ April, 2011 we carried out a search of the Company at the Companies Registry. On ___ April, 2011 we made a telephone enquiry to the Central Registry of Winding Up-Petitions to check whether a winding-up petition has been presented in respect of the Company at the record of winding-up petitions at the Companies court.
The above are the only documents or records we have examined and the only searches and enquiries we have carried out for the purposes of this opinion.
Assumptions
We assume that:
(a)
the Company is not unable to pay its debts within the meaning of section 123 of the Insolvency Act, 1986 at the time it enters into any of the Opinion Documents and will not as a result of any of the Opinion Documents be unable to pay its debts within the meaning of that section;

(b)
no step has been taken to wind up or dissolve the Company, put the Company into administration or appoint a receiver, administrator, administrative receiver, trustee in bankruptcy or similar officer in respect of it or any of its assets although the searches of the Companies Registry referred to above gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver, trustee in bankruptcy or similar officer has been made;

(c)	all signatures and documents are genuine;

(d)	all documents are and remain up-to-date;

(e)
the correct procedure was carried out at the board meeting referred to above; for example, there was a valid quorum, all relevant interests of directors were declared and the resolutions were duly passed at the meeting;

(f)
there are no contractual or similar restrictions binding on the Company (other than as may be contained in the Opinion Documents or the Articles of Association of the Company (as referred to at paragraph (b) under Documents and searches above) which would affect the conclusions in this opinion;

(g)	each of the Opinion Documents has been duly executed on behalf of the Company by the person(s) authorised by the resolutions passed at the meeting referred to above;

(h)
each of the Opinion Documents is a legally binding, valid and enforceable obligation of all parties to it (other than the Company) and that it is legal, valid, binding and enforceable under its governing law;

(i)	the Company is resident in the United Kingdom for United Kingdom tax purposes and is resident nowhere else;

(j)	no Offered Security will carry a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; and

(k)	no foreign law affects the conclusions stated below.
Opinion
Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England (and where relevant current United Kingdom tax law and HM Revenue & Customs practice) are concerned:
2.	Status: The Company is a company duly incorporated with public limited liability under the laws of England, is a validly existing company and is not in liquidation.

3.
Powers and authority: The Company has the corporate power to execute, deliver and perform each of the Opinion Documents and has taken all necessary corporate action to duly authorise the execution, delivery and performance of each of the Opinion Documents. Each of the Opinion Documents has been duly executed and delivered by the Company.

4.	Legal validity: Each of the Opinion Documents and the Offered Securities constitutes a legally binding, valid and enforceable obligation of the Company.

5.
Non-conflict: The execution and delivery by the Company of, and performance of its obligations under each of the Opinion Documents will not contravene any provision of (i) any existing English law applicable to companies generally in a manner which would render the Company’s performance, insofar as it relates to the Company’s payment obligations, unlawful, or (ii) its Memorandum or Articles of Association.

6.
Consents: No authorisations, approvals or consents of any court, governmental, judicial or regulatory authority of or within England are required by the Company in connection with the execution and delivery by the Company of, and performance of its obligations under each of the Opinion Documents.

7.
Registration requirements: It is not necessary or advisable to file, register or record any of the Opinion Documents in any public place or elsewhere in England in connection with the execution and delivery by the Company of, and performance of its obligations under each of the Opinion Documents except (for the avoidance of doubt):

(a)
that any person in the United Kingdom (including a United Kingdom based paying agent) who pays or credits interest to, or receives interest for the benefit of, another person may in certain circumstances be required by HM Revenue & Customs to provide certain information (which may include the name and address of the beneficial owner of the interest) to HM Revenue & Customs; and

(b)
that, under the Reporting of Savings Income Information Regulations 2003, as amended (the 2003 Regulations), a paying agent (as defined in the 2003 Regulations) established in the United Kingdom who makes a payment of savings income to an individual resident, or a residual entity (as defined in the 2003 Regulations) established, in another EU member state or one of certain other non-EU countries and territories will be required to obtain, verify, record and then provide to HM Revenue & Customs certain information about the payee and the payment; and

(c)
that Part 7 of Finance Act 2004 contains provisions requiring the disclosure to HM Revenue & Customs of arrangements that fall within prescribed descriptions where the main benefit, or one of the main benefits, that might be expected to arise to any person is the obtaining of an advantage in relation to United Kingdom tax.

8.
Stamp duties: No stamp, registration or similar tax or charge is payable by the Company in England in respect of the execution or delivery of any of the Opinion Documents or issuance of the Offered Securities.

9.	Immunity: The Company is not entitled to claim immunity from suit, execution, attachment or other legal process in England and Wales

10.
Jurisdiction: Assuming that each of the Opinion Documents (including the submission to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in The City of New York set out therein) is legal, valid, binding and enforceable under its governing law, an English court will generally respect the submission by the Company to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York. An English court may, however, refuse to stay or set aside its own proceedings in relation to the Opinion Documents if it considers that:

(a)	it is a more appropriate forum for the dispute than the federal and state courts in the Borough of Manhattan in The City of New York;

(b)	the defendant has taken steps in the proceedings before the English courts;

(c)
it has jurisdiction under Council Regulation (EC) 44/2001 of 22 December 2000 (if applicable, as applied by the Agreement made on 19 October 2005 between the European Community and the Kingdom of Denmark on jurisdiction and the recognition and enforcement of judgements in civil and commercial matters (OJ No. L299 16.11.2005 at p.62)), the Brussels Convention of 1968, the Lugano Convention of 1988 or the Lugano Convention of 2007 on jurisdiction and the enforcement of judgments (each as enacted into English law) or as otherwise provided for under the Civil Jurisdiction and Judgments Act 1982 (as amended); or

(d)	there is found to be no effective jurisdiction or choice of court agreement between the parties to the Opinion Documents.

11.
Choice of law: The choice of the laws of the State of New York as the governing law of the Agreement and the choice of the laws of the State of New York “(including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act” of 1939 (as in effect at such time) “shall be applicable and except to the extent that the law of any other jurisdiction shall mandatorily govern” as the governing law of the Indenture (and the Offered Securities) would be upheld as a valid choice by the courts of England, subject to and in accordance with Regulation (EC) No. 593/2008 of 17 June 2008 on the law applicable to contractual obligations (Rome I) (and, in the case of the Indenture, subject to and in accordance with the Recognition of Trusts Act 1987) and provided that the relevant contractual obligation is within the scope of, and the choice is permitted by, Rome I (or, in the case of the Indenture, the Recognition of Trusts Act 1987).

12.
Enforcement of Judgments: A judgment obtained against the Company by a federal or state court in the United States of America in any suit, action or proceeding arising out of or in connection with the Opinion Documents or the transactions contemplated thereby could not be enforced by registration in the English courts but the judgment would be treated as constituting a cause of action against the Company and could be sued upon summarily in the English courts. The English courts should enter judgment against the Company in such proceedings, without re-examination of the merits of the original judgment, provided that:

(a)	the original court was of competent jurisdiction,

(b)	the original judgment is final and conclusive,

(c)	the original judgment is not for multiple damages (as defined by the Protection of Trading Interests Act 1980),

(d)	the original judgment is for a fixed sum of money,

(e)	the original judgment is not for a tax, fine or penalty,

(f)	the original judgment was not obtained by fraud,

(g)	the original judgment was not obtained in proceedings contrary to natural justice,

(h)	the original judgment’s enforcement is not contrary to English public policy or in violation of the Human Rights Act 1998,

(i)	enforcement proceedings are instituted within six years after the date of the judgment, and

(j)	the original judgment is not inconsistent with an English judgment in respect of the same point at issue.
13.
[General Disclosure Package: The statements in the General Disclosure Package in the Preliminary Offering Memorandum [in the section headed “Enforceability of Civil Liabilities”] and in the section headed “Certain Tax Considerations” (in respect of United Kingdom taxation only) as at the date of the General Disclosure Package and as at the date of the opinion are correct in all material respects.]

Qualifications
This opinion is subject to the following qualifications:
(a)	This opinion is subject to all insolvency and other laws affecting the rights of creditors generally.

(b)	This opinion only deals with English law.

(c)	No opinion is expressed on matters of fact.

(d)	No account has been taken in this opinion of the exercise or future exercise of powers by the UK Government pursuant to section 5(4) of the Protection of Trading Interests Act 1980.

(e)
An English court has power to stay an action where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum. An English court may also, at its discretion, order a plaintiff in an action, if he is not ordinarily resident in the UK, to provide security for costs.

(f)	There is doubt as to the enforceability in England and Wales of US judgments in respect of civil judgments predicated purely on US securities laws.

(g)	Any provision in any agreement which amounts to an undertaking to assume the liability on account of the absence of payment of stamp duty or an indemnity to pay stamp duty may be void.

(h)
The term enforceable means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This opinion is given for the sole benefit of the persons to whom the opinion is addressed.
This opinion may not be disclosed to anyone else, except that it may be disclosed, but only on the express basis that they may not rely on it, to:
(i)	any professional adviser; or

(ii)
any potential successor (other than a successor to the Trustee), assignee or transferee under the Opinion Documents (or to any other person to whom payments are to be made by reference to the Opinion Documents); or

(iii)
to any regulatory authority to whose jurisdiction the Company may become subject or recognised stock exchanges on which the Company’s securities are listed, in each case to the extent required by those authorities or stock exchanges and to those authorities or stock exchanges only; or

(iv)	as required by law or regulation.

SCHEDULE G-1
Form of U.S. Opinion of Simpson Thacher & Bartlett LLP,
Counsel for the Company
Ladies and Gentlemen:
We have acted as special United States counsel to PPL WEM Holdings plc, a public limited company registered under the law of England and Wales (the “Company”) in connection with the purchase by you of $[•] aggregate principal amount of [•]% Senior Notes due 2016 (the “2016 Notes”) and $[•] aggregate principal amount of [•]% Senior Notes due 2021 (the “2021 Notes” and, together with the 2016 Notes, the “Notes”) issued by the Company, pursuant to the Purchase Agreement dated April [•], 2011 (the “Purchase Agreement”) between the Company and you, as initial purchasers (the “Initial Purchasers”).
We have examined the Preliminary Offering Memorandum, dated April [•], relating to the sale of the Notes (the “Preliminary Offering Memorandum”), as supplemented by the Pricing Term Sheet set forth as Schedule B to the Purchase Agreement, dated April [•], 2011, relating to the sale of the Notes (together with the Preliminary Offering Memorandum, the “Pricing Disclosure Package”); the Offering Memorandum, dated April [•], 2011, relating to the sale of the Notes (the “Offering Memorandum”); the Indenture dated as of April [•], 2011, as supplemented by the Supplemental Indenture No. 1 dated as of April [•], 2011 (collectively, the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), relating to the Notes; the global notes representing the Notes; and the Purchase Agreement.

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
In rendering the opinions set forth in paragraphs 1, 2, and 5 below we have assumed that (1) the Company is validly existing and in good standing under the law of England and Wales, (2) the Company has duly authorized, executed and delivered, as applicable, the Indenture, the Notes and the Purchase Agreement in accordance with its articles of association and the law of England and Wales, (3) the execution, delivery and performance by the Company of the Indenture, the Notes and the Purchase Agreement, as applicable, do not violate the law of England and Wales or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (4) the execution, delivery and performance by the Company of the Indenture, the Notes and the Purchase Agreement, as applicable, do not constitute a breach or violation of any agreement or instrument which is binding upon the Company or its articles of association.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1. The Indenture has been duly executed and delivered by the Company in accordance with the law of the State of New York and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company, in accordance with its terms.
2. The Notes have been duly executed and issued by the Company in accordance with the law of the State of New York and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.
3. The statements made in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.
4. The statements made in the Pricing Disclosure Package under the caption “Certain Tax Considerations—Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
5. The Purchase Agreement has been duly executed and delivered by the Company in accordance with the law of the State of New York.
6. The issue and sale of the Notes by the Company, the execution, delivery and performance by the Company of the Purchase Agreement and the execution and delivery of the Indenture by the Company will not violate any U.S. federal or New York State statute or any rule or regulation that has been issued pursuant to any U.S. federal or New York State statute or any order known to us issued pursuant to any U.S. federal or New York State statute by any U.S. federal or New York State court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except that it is understood that no opinion is given in this paragraph 6 with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law.
7. No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York State governmental agency or body or, to our knowledge, any U.S. federal or New York State court is required for the issue and sale of the Notes by the Company and the compliance by the Company with the Purchase Agreement and the Indenture, except that it is understood that no opinion is given in this paragraph 7 with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law.

8. No registration under the Securities Act of 1933, as amended, of the Notes and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Notes by the Company to the Initial Purchasers or the reoffer and resale of the Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Memorandum, the Purchase Agreement and the Indenture.
9. The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.
Our opinions set forth in paragraphs 1 and 2 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of the waiver of rights and defenses contained in Section [•] of the Indenture.
In connection with the provisions of the Purchase Agreement and the Indenture and the comparable provisions of the Notes whereby the parties thereto submit to the jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City, County and State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on U.S. federal court jurisdiction. In connection with the provisions of the Indenture and the Purchase Agreement which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR §510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. §1404(a) a U.S. District Court has discretion to transfer an action from one U.S. federal court to another, and we also note that a New York State court and a U.S. District Court may dismiss an action on the ground that such court is an improper venue or inconvenient forum.

We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in the State of New York may award judgment in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.
We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. With respect to matters of the law of England and Wales, we understand that you are relying on the opinion of Allen & Overy LLP, dated the date hereof.
This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent, except that the Trustee may rely upon paragraphs 1, 2, 5, 6, 7, 8 and 9 above, to the same extent as if the opinions in said paragraphs were addressed to it, subject to the qualifications, assumptions and limitations relating thereto.

SCHEDULE G-2
Disclosure Letter of Simpson Thacher & Bartlett LLP,
Counsel for the Company
Ladies and Gentlemen:
We have acted as United States counsel to PPL WEM Holdings plc, a public limited company registered under the law of England and Wales (the “Company”) in connection with the purchase by you of $[•] aggregate principal amount of [•]% Senior Notes due 20[•] (the “20[•] Notes”) and $[•] aggregate principal amount of [•]% Senior Notes due 20[•] (the “20[•] Notes” and together with the 20[•] Notes, the “Notes”) issued by the Company, pursuant to the Purchase Agreement dated April [•], 2011 between the Company and you, as initial purchasers.
We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Preliminary Offering Memorandum, dated April [•], 2011, relating to the sale of the Notes (the “Preliminary Offering Memorandum”), as supplemented by the Pricing Term Sheet set forth as Schedule B to the Purchase Agreement, dated April [•], 2011, relating to the sale of the Notes (together with the Preliminary Offering Memorandum, the “Pricing Disclosure Package”) or the Offering Memorandum, dated April [•], 2011, relating to the sale of the Notes (the “Offering Memorandum”), and we take no responsibility therefor, except as and to the extent set forth in numbered paragraphs 3 and 4 of our opinion letter to you dated the date hereof.

In connection with, and under the circumstances applicable to, the offering of the Notes, we participated in conferences with certain officers and employees of the Company, representatives of PricewaterhouseCoopers LLP, representatives of Ernst & Young LLP, your representatives and your counsel, in the course of the preparation by the Company of the Pricing Disclosure Package and the Offering Memorandum and also reviewed certain corporate and other records and documents furnished to us by the Company, as well as the documents delivered to you at the closing. Certain of such corporate and other records and documents were governed by the laws of England and Wales and, accordingly, we necessarily relied upon directors, officers and employees of the Company, counsel to the Company in such jurisdiction and other persons in evaluating such corporate and other records and documents. Based upon our review of the Pricing Disclosure Package and the Offering Memorandum, our participation in the conferences referred to above, our review of the corporate and other records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, nothing has come to our attention that causes us to believe that (a) the Pricing Disclosure Package, as of the time of the pricing of the offering of the Notes on April [•], 2011, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (b) the Offering Memorandum, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in either of clauses (a) or (b) above with respect to the financial statements or other financial or statistical data contained in or omitted from the Pricing Disclosure Package or the Offering Memorandum.
This letter is delivered to you in connection with the above-described transaction. This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.